Exhibit 99.1

Focus Financial Partners Reports Second Quarter 2018 Results

Revenue growth of 47% driven by robust organic performance and new partner firm additions

•                  Total revenues of $231.4 million, an increase of 47.2%

•                  Net loss of $7.7 million

•                  Adjusted Net Income* of $29.0 million, an increase of 37.6%

•                  Adjusted Net Income Per Share* of $0.40, an increase of 37.6%

All comparisons are versus second quarter 2017 unless otherwise noted.

NEW YORK, August 28, 2018 — Focus Financial Partners Inc. (Nasdaq: FOCS), (“Focus Inc.”, “we”, “us” or “our”), a leading partnership of independent, fiduciary wealth management firms, today reported results for its second quarter ended June 30, 2018.

“Following our successful initial public offering (“IPO”) in July, we are very pleased to report record financial performance”, said Chairman and Chief Executive Officer, Rudy Adolf. “Revenue growth of 47.2% and Adjusted Net Income Per Share growth of 37.6% were driven by robust organic growth, as well as new partner firm additions. During the three months ended June 30, 2018, we added three partner firms — Bartlett Wealth Management, Campbell Deegan Financial and Nigro Karlin Segal Feldstein & Bolno — with $23.8 million in combined acquired base earnings. Since the conclusion of the company’s second fiscal quarter through the date of this press release, three additional partner firms have joined us: Asset Advisors, Edge Capital Group and Vista Wealth Management with $11.2 million in combined acquired base earnings. Our performance this quarter is consistent with our historical track record of producing double-digit growth in revenues and earnings.”

Mr. Adolf continued, “We believe the strength of our second-quarter performance demonstrates the value proposition of our unique, differentiated partnership model and fiduciary approach to wealth management. Also, during the quarter, we continued to enhance the value-added services we provide to our partner firms by completing a minority investment in Financial Insight Technology Inc., also known as SmartAsset. SmartAsset is a New York-based FinTech company that connects prospective clients with financial advisors and provides tools to help individuals make financial decisions.”

Presentation

This press release presents historical results for the periods presented of Focus Financial Partners, LLC (“Focus LLC”), the predecessor of Focus Inc. for financial reporting purposes. The financial results of Focus Inc. have not been included in the press release as it had not engaged in any business activities during the periods presented. Accordingly, these historical results do not purport to reflect what the results of operations of Focus Inc. would have been had Focus Inc.’s IPO and related transactions occurred prior to such periods.

* Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” below for a reconciliation and more information on these measures.

Second-Quarter Financial and Operating Highlights

For the second quarter of 2018, we reported total revenues of $231.4 million, an increase of 47.2% or $74.2 million compared to the second quarter of the prior year. Partner firms added subsequent to June 30, 2017 that are included in our results of operations for the three months ended June 30, 2018 include SCS Financial Services, Brownlie & Braden, Eton Advisors, Cornerstone Wealth, Fortem Financial, Bartlett Wealth Management, Campbell Deegan Financial and Nigro Karlin Segal Feldstein & Bolno. These partner firms contributed approximately $47.9 million in revenue during the three months ended June 30, 2018. The balance of the increase of $26.3 million was due to the revenue growth at our existing partner firms.

•            Organic revenue growth** was 16.7% compared to 11.9% in the second quarter of 2017

•            Income from operations of $11.7 million was up 375.6%, as compared to $2.5 million in the second quarter of 2017

•            Net loss in the second quarter of 2018 was $7.7 million, as compared to a net loss of $5.2 million in the second quarter of 2017

Year-to-Date Financial and Operating Highlights

For the six months ended June 30, 2018, we reported total revenues of $427.7 million, an increase of 46.1% or $134.9 million compared to the prior year. Partner firms added subsequent to June 30, 2017 that are included in our results of operations for the six months ended June 30, 2018 include SCS Financial Services, Brownlie & Braden, Eton Advisors, Cornerstone Wealth, Fortem Financial, Bartlett Wealth Management, Campbell Deegan Financial and Nigro Karlin Segal Feldstein & Bolno. These partner firms contributed approximately $68.2 million in revenue during the six months ended June 30, 2018. The balance of the increase of $66.7 million was due to the revenue growth at our existing partner firms.

•            Organic revenue growth** was 16.9% compared to 10.7% during the first six months of 2017

•            Income from operations of $24.3 million was up 75.1%, as compared to $13.9 million in the first six months of 2017

•            Net loss in the first six months of 2018 was $19.7 million, as compared to a net loss of $0.8 million for the first six months of 2017

Balance Sheet and Liquidity

As of June 30, 2018, Focus LLC had cash and cash equivalents of $32.6 million, as compared to $51.5 million at December 31, 2017. Focus LLC had $1,195.5 million stated value outstanding on its credit facilities at June 30, 2018, as compared to $1,000.0 million at December 31, 2017.

Amended Credit Facilities and Initial Public Offering

On July 30, 2018, we closed on an amendment to our credit facility that became effective in connection with the closing of the IPO. The amendments reduced the interest rate margin on our term loan and revolver, and increased the borrowing capacity under our revolver facility from $250.0 million to $650.0 million.

On July 30, 2018, we closed our IPO of 18,648,649 shares of Class A common stock, including 2,432,432 shares of Class A common stock sold in connection with the full exercise of the option to purchase additional shares granted to the underwriters, at $33.00 per share. Upon closing of the IPO and related transactions, there was a total of 42,529,651 shares of Class A common stock outstanding, zero shares of Class A common stock issuable upon exercise of 890,409 vested non-compensatory stock options and unvested compensatory stock options (assuming vesting of unvested compensatory stock options and a then-current value of the Class A common stock equal to the $33.00 IPO price), 22,499,665 shares of Class B common stock and Focus LLC common units outstanding and 6,814,600 Focus LLC common units issuable upon conversion of the outstanding 17,114,670 vested and unvested incentive units (assuming vesting of the unvested incentive units and a then-current value of the Focus LLC common units equal to the $33.00 IPO price) in connection with exercise of an exchange right.

** See footnote 2 under “How We Evaluate Our Business”.

We received estimated net proceeds from the IPO of approximately $564.8 million, including $74.7 million in connection with the full exercise of the option to purchase additional shares granted to the underwriters, after deducting underwriting discounts and other estimated IPO expenses. We used the net proceeds to repurchase outstanding Focus LLC units, retire our $207.0 million Second Lien Term Loan, pay down approximately $185.5 million of our First Lien Term Loan to $803.0 million, and will use the remainder for general corporate purposes, including potential acquisitions.

Following the IPO and related transactions, the economic interests outstanding were as follows:

	As of July 30, 2018
Economic Ownership of Focus Financial Partners Inc.:	Interest	%
Class A Common Stock(1)	42,529,651	59.2%
Stock Issuable upon Exchange of Focus Financial Partners, LLC Units(2)	29,314,265	40.8%
Total	71,843,916	100.0%

(1)         Includes zero shares of Class A common stock issuable upon exercise of 890,409 vested non-compensatory stock options and unvested compensatory stock options (assuming vesting of the unvested stock options and a then-current value of the Class A common stock equal to the $33.00 IPO price).

(2)         Includes 6,814,600 Focus LLC common units issuable upon conversion of the outstanding 17,114,670 vested and unvested incentive units (assuming vesting of the unvested incentive units and a then-current value of the Focus LLC common units equal to the $33.00 IPO price) in connection with exercise of an exchange right.

Teleconference, Webcast and Presentation Information

Chairman and Chief Executive Officer, Rudy Adolf, and Chief Financial Officer, Jim Shanahan, will host a conference call for the investment community on August 29, 2018 at 8:00 a.m. ET to discuss the Company’s second-quarter results. Investors, analysts, and members of the media interested in listening to the call are encouraged to participate by dialing into the toll-free line at (877) 504-6131 or the international line at (786) 815-8445 and entering the passcode 6890824.

A live, listen-only webcast will also be available in the investor relations section of www.focusfinancialpartners.com. A webcast replay of the call will be available shortly after the event in the investor relations section of the Company’s website.  The webcast replay will be available until September 12, 2018.

About Focus Financial Partners Inc.

Focus Financial Partners is a leading partnership of independent, fiduciary wealth management firms. Focus provides access to best practices, resources, and continuity planning for its partner firms who serve individuals, families, employers and institutions with comprehensive wealth management services. Focus partner firms maintain their operational independence, while they benefit from the synergies, scale, economics and best practices offered by Focus to achieve their business objectives.

Cautionary Statement Concerning Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company’s financial results may be found in the company’s filings with the Securities and Exchange Commission.

Investor and Media Contact Information

Steve Calk or Sam Gibbons

Tel: (646) 561-3226

FOCS@alpha-ir.com

How We Evaluate Our Business

We focus on several key financial metrics in evaluating the success of our business, the success of our partner firms and our resulting financial position and operating performance. Key metrics for the three and six months ended June 30, 2017 and 2018 include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
	(dollars in thousands, except share and per share data)
Revenue Metrics:
Revenue growth (1) from prior period	31.0%	47.2%	24.2%	46.1%
Organic revenue growth (2) from prior period	11.9%	16.7%	10.7%	16.9%

Management Fees Metrics (operating expense):
Management fees growth (3) from prior period	42.6%	53.1%	34.3%	46.8%
Organic management fees growth (4) from prior period	23.1%	22.1%	20.1%	22.4%

Adjusted EBITDA Metrics:
Adjusted EBITDA (5)	$32,650	$51,890	$60,848	$96,111
Adjusted EBITDA growth (5) from prior period	30.2%	58.9%	24.0%	58.0%

Adjusted Net Income Metrics:
Adjusted Net Income (5)	$21,089	$29,012	$39,433	$54,468
Adjusted Net Income growth (5) from prior period	21.3%	37.6%	19.7%	38.1%

Adjusted Net Income Per Share Metrics:
Adjusted Net Income Per Share (5)	$0.29	$0.40	$0.55	$0.76
Adjusted Net Income Per Share growth (5) from prior period	21.3%	37.6%	19.7%	38.1%
Adjusted Shares Outstanding (5)	71,843,916	71,843,916	71,843,916	71,843,916

Other Metrics:
Acquired Base Earnings (6)	$8,573	$23,800	$15,366	$26,550
Number of partner firms at period end (7)	48	56	48	56

(1)                   Represents growth in our GAAP revenue.

(2)                   Organic revenue growth represents the year-over-year growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire interim periods presented, are included in our consolidated statements of operations for each of the entire interim periods presented. We believe these growth statistics are useful in that they present full-period revenue growth of partner firms on a ‘‘same store’’ basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(3)                   The terms of our management agreements entitle the management companies to management fees typically consisting of all Earnings Before Partner Compensation (“EBPC”) in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Management fees growth represents the interim growth in GAAP management fees earned by management companies. While an expense, we believe that growth in management fees reflect the strength of the partnership.

(4)                   Organic management fees growth represents the year over-year growth in management fees earned by management companies related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire interim periods presented, are included in our consolidated statements of operations for each of the entire interim periods presented.  We believe that these growth statistics are useful in that they present full-period growth of management fees on a ‘‘same store’’ basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(5)                   For additional information regarding Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Shares Outstanding, including a reconciliation of Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share to the most directly comparable GAAP financial measure, please read ‘‘—Adjusted EBITDA’’ and ‘‘—Adjusted Net Income and Adjusted Net Income Per Share’’.

(6)                   The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. For example, from time to time when a partner firm consummates an acquisition, the management agreement among the partner firm, the management company and the principals is amended to adjust Base Earnings and Target Earnings to reflect the projected post-acquisition earnings of the partner firm.

(7)                   Represents the number of partner firms on the last day of the period presented. The number includes new partner firms acquired during the period reduced by any potential partner firms that merged with existing partner firms prior to the last day of the period.

Pro Forma Financial Information

We believe that the historical results of operations and financial condition prior to the IPO and related transactions, are not comparable to the results of operations and financial condition for subsequent periods. As such, we have presented select pro forma financial information in the tables below to provide a more meaningful basis for comparison of future financial results.

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2018 gives effect to the IPO and related transactions described in the prospectus filed with the SEC on July 27, 2018, as if each had occurred on January 1, 2018. The unaudited pro forma consolidated financial data is presented for informational purposes only and should not be considered indicative of actual results of operations that would have been achieved had the IPO and related transactions been consummated on the dates indicated and do not purport to be indicative of results of operations as of any future date or for any future period.

FOCUS FINANCIAL PARTNERS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(dollars in thousands, except share and per share data)

	Focus Financial Partners, LLC	Pro Forma Adjustments	Pro Forma Adjustments Notes	Focus Financial Partners Inc. Pro Forma
REVENUES:
Wealth management fees	$400,651	$—		$400,651
Other	27,013	—		27,013
Total revenues	427,664	—		427,664
OPERATING EXPENSES:
Compensation and related expenses	154,622	24,495	(a)	179,117
Management fees	106,859	—		106,859
Selling, general and administrative	77,780	—		77,780
Intangible amortization	41,784	—		41,784
Non-cash changes in fair value of estimated contingent consideration	18,315	—		18,315
Depreciation and other amortization	4,044	—		4,044
Total operating expenses	403,404	24,495		427,899
INCOME (LOSS) FROM OPERATIONS	24,260	(24,495)		(235)
OTHER INCOME (EXPENSE):
Interest income	377	—		377
Interest expense	(32,484)	13,780	(b)	(18,704)
Amortization of debt financing costs	(1,888)	(8)	(b)	(1,896)
Gain on sale of investment	5,509	—		5,509
Loss on extinguishment of borrowings	(14,011)	(7,116)	(b)	(21,127)
Other (expense) income—net	296	—		296
Income from equity method investments	153	—		153
Total other expense—net	(42,048)	6,656		(35,392)
LOSS BEFORE INCOME TAX	(17,788)	(17,839)		(35,627)
INCOME TAX EXPENSE (BENEFIT)	1,922	(710)	(c)	1,212
Net loss	(19,710)	(17,129)		(36,839)
Less: net loss attributable to non-controlling interests		13,314	(d)	13,314
NET LOSS ATTRIBUTABLE TO FOCUS FINANCIAL PARTNERS INC.				$(23,525)

Net loss per share of Class A common stock:
Basic				$(0.55)
Diluted				$(0.55)
Weighted average shares of Class A common stock outstanding:
Basic				42,529,651
Diluted				42,529,651

(a)         Reflects additional compensation expense related to the vesting and exchange of certain incentive units that occurred in connection with the IPO and related transactions.

(b)         Reflects adjustments to interest expense and loss on extinguishment of borrowings related to the reduction of indebtedness ($207.0 million second lien payoff and approximately $185.5 million payment on the first lien term loan) under our credit facilities, reduction in the assumed interest rate to 4.75%, the increase in the First Lien Revolver and amortization of debt financing costs in connection with the July 2018 amendment to the credit facility. Also reflects the amortization of estimated debt financing costs in connection with the July 2018 amendment to the credit facility.

(c)          Reflects the impact of U.S. federal, state, local and foreign income taxes on the income of Focus Inc. The pro forma effective income tax rate is estimated to be approximately 27% and was determined by combining the projected U.S. federal, state, local and foreign income taxes.

(d)         Represents the non-controlling interest allocation of 40.8% of the net loss of Focus Inc. to the continuing owners. The percentage is based on the common units and incentive units (on a common unit equivalent basis using the IPO per share of $33.00) of Focus LLC outstanding after the IPO.

FOCUS FINANCIAL PARTNERS, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2018

(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
REVENUES:
Wealth management fees	$145,355	$216,328	$269,217	$400,651
Other	11,875	15,107	23,559	27,013
Total revenues	157,230	231,435	292,776	427,664
OPERATING EXPENSES:
Compensation and related expenses	56,418	81,273	105,513	154,622
Management fees	39,553	60,559	72,798	106,859
Selling, general and administrative	40,721	41,493	67,944	77,780
Intangible amortization	14,292	22,290	27,490	41,784
Non-cash changes in fair value of estimated contingent consideration	2,175	11,944	2,097	18,315
Depreciation and other amortization	1,608	2,162	3,077	4,044
Total operating expenses	154,767	219,721	278,919	403,404
INCOME FROM OPERATIONS	2,463	11,714	13,857	24,260
OTHER INCOME (EXPENSE):
Interest income	26	235	42	377
Interest expense	(7,051)	(18,212)	(13,042)	(32,484)
Amortization of debt financing costs	(691)	(929)	(1,382)	(1,888)
Gain on sale of investment	—	—	—	5,509
Loss on extinguishment of borrowings	—	—	—	(14,011)
Other (expense) income—net	(120)	203	(247)	296
Income from equity method investments	416	79	708	153
Total other expense—net	(7,420)	(18,624)	(13,921)	(42,048)
LOSS BEFORE INCOME TAX	(4,957)	(6,910)	(64)	(17,788)
INCOME TAX EXPENSE	282	746	724	1,922
NET LOSS	$(5,239)	$(7,656)	$(788)	$(19,710)

FOCUS FINANCIAL PARTNERS, LLC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2017, AND JUNE 30, 2018

(dollars in thousands)

	December 31,	June 30,
	2017	2018
ASSETS
Cash and cash equivalents	$51,455	$32,572
Accounts receivable less allowances of $505 at 2017 and $1,143 at 2018	73,513	94,145
Prepaid expenses and other assets	37,423	75,089
Fixed assets—net	21,397	22,767
Debt financing costs—net	13,278	11,804
Goodwill	515,489	639,599
Other intangible assets—net	522,282	626,734
TOTAL ASSETS	$1,234,837	$1,502,710
LIABILITIES, MEZZANINE EQUITY, AND MEMBERS’ DEFICIT:
LIABILITIES
Accounts payable	$5,752	$9,106
Accrued expenses	23,626	37,209
Due to affiliates	33,698	25,709
Deferred revenue	6,094	5,826
Other liabilities	99,077	131,049
Borrowings under credit facilities (stated value of $1,000,012 and $1,195,535 at December 31, 2017 and June 30, 2018)	980,502	1,188,605
TOTAL LIABILITIES	1,148,749	1,397,504

MEZZANINE EQUITY
Redeemable common and incentive units	166,249	166,249
Convertible preferred units	698,500	698,500
TOTAL MEZZANINE EQUITY	864,749	864,749

MEMBERS’ DEFICIT	(778,661)	(759,543)
TOTAL LIABILITIES, MEZZANINE EQUITY, AND MEMBERS’ DEFICIT	$1,234,837	$1,502,710

FOCUS FINANCIAL PARTNERS, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND 2018

(dollars in thousands)

	Six Months Ended
	June 30,
	2017	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(788)	$(19,710)
Adjustments to reconcile net loss to net cash provided provided by operating activities—net of effect of acquisitions:
Intangible amortization	27,490	41,784
Depreciation and other amortization	3,077	4,044
Amortization of debt financing costs	1,382	1,888
Non-cash equity compensation expense	3,779	7,555
Non-cash changes in fair value of estimated contingent consideration	2,097	18,315
Income from equity method investments	(708)	(153)
Distributions received from equity method investments	571	613
Other non-cash items	325	(203)
Loss on extinguishment of borrowings	—	14,011
Changes in cash resulting from changes in operating assets and liabilities:
Accounts receivable	(17,483)	(21,467)
Prepaid expenses and other assets	5,248	(14,791)
Accounts payable	196	3,324
Accrued expenses	(3,812)	12,358
Due to affiliates	(5,250)	(7,548)
Other liabilities	(5,915)	(2,600)
Deferred revenue	(311)	(268)
Net cash provided by operating activities	9,898	37,152
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisitions and contingent consideration—net of cash acquired	(114,189)	(215,332)
Purchase of fixed assets	(2,720)	(4,429)
Investment and other	(500)	(24,300)
Net cash used in investing activities	(117,409)	(244,061)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under credit facilities	173,000	200,000
Repayments of borrowings under credit facilities	(54,167)	(4,477)
Contingent consideration paid	(3,179)	(4,814)
Payments of debt financing costs	—	(1,981)
Payments on capital lease obligations	(107)	(116)
Distributions for unitholders	(2,168)	(506)
Net cash provided by financing activities	113,379	188,106
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	68	(80)
CHANGE IN CASH AND CASH EQUIVALENTS	5,936	(18,883)
CASH AND CASH EQUIVALENTS
Beginning of period	16,508	51,455
End of period	$22,444	$32,572

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is defined as net income (loss) excluding interest income, interest expense, income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, depreciation and other amortization, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, gain on sale of investment, loss on extinguishment of borrowings, other expense/income, net, delayed offering cost expense, other one-time transaction expenses, and management contract buyout, if any. We believe that Adjusted EBITDA, viewed in addition to, and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•                  Non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;

•                  Contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and

•                  Amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

We use Adjusted EBITDA:

•                  As a measure of operating performance;

•                  For planning purposes, including the preparation of budgets and forecasts;

•                  To allocate resources to enhance the financial performance of our business;

•                  To evaluate the effectiveness of our business strategies; and

•                  As a consideration in determining compensation for certain employees.

Adjusted EBITDA does not purport to be an alternative to net income (loss) or cash flows from operating activities. The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•                  Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and

•                  Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments.

In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and using Adjusted EBITDA as supplemental information.

Set forth below is a reconciliation of historical net loss to Adjusted EBITDA for the three and six months ended June 30, 2017 and 2018 and a reconciliation of pro forma net loss to pro forma Adjusted EBITDA for the six months ended June 30, 2018:

	Focus Financial Partners, LLC				Focus Financial Partners Inc.
	Three Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018	2018 Pro Forma
	(dollars in thousands)
Net loss	$(5,239)	$(7,656)	$(788)	$(19,710)	$(36,839)
Interest income	(26)	(235)	(42)	(377)	(377)
Interest expense	7,051	18,212	13,042	32,484	18,704
Income tax expense	282	746	724	1,922	1,212
Amortization of debt financing costs	691	929	1,382	1,888	1,896
Intangible amortization	14,292	22,290	27,490	41,784	41,784
Depreciation and other amortization	1,608	2,162	3,077	4,044	4,044
Non-cash equity compensation expense	1,856	3,701	3,779	7,555	26,124
Non-cash changes in fair value of estimated contingent consideration	2,175	11,944	2,097	18,315	18,315
Gain on sale of investment	—	—	—	(5,509)	(5,509)
Loss on extinguishment of borrowings	—	—	—	14,011	21,127
Other expense (income), net	120	(203)	247	(296)	(296)
Delayed offering cost expense	9,840	—	9,840	—	—
Other one-time transaction expenses	—	—	—	—	5,926
Adjusted EBITDA	$32,650	$51,890	$60,848	$96,111	$96,111

Adjusted Net Income and Adjusted Net Income Per Share

We analyze our performance using Adjusted Net Income and Adjusted Net Income Per Share. Adjusted Net Income and Adjusted Net Income Per Share are non-GAAP measures. We define Adjusted Net Income as net income (loss) excluding income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, gain on sale of investment, loss on extinguishment of borrowings, delayed offering cost expense, management contract buyout, if any, and other one-time transaction expenses. The calculation of Adjusted Net Income also includes adjustments to reflect (i) a pro forma 27% income tax rate assuming all earnings of Focus LLC were recognized by Focus Inc. and no earnings were attributable to non-controlling interests and (ii) tax adjustments from intangible asset related income tax benefits from acquisitions based on a pro forma 27% tax rate.

Adjusted Net Income per share is calculated by dividing Adjusted Net Income by the Adjusted Shares Outstanding. Adjusted Shares Outstanding includes all shares of Class A common stock issued in connection with the IPO and related transactions, assumes that all vested non-compensatory stock options and unvested compensatory stock options have been exercised (assuming vesting of unvested compensatory stock options and a then-current value of the Class A common stock equal to the $33.00 IPO price) and assumes that 100% of the Focus LLC common units and vested and unvested incentive units following the IPO have been exchanged for Class A common stock (assuming vesting of the unvested incentive units and a then-current value of the Focus LLC common units equal to the $33.00 IPO price).

We believe that Adjusted Net Income and Adjusted Net Income Per Share, viewed in addition to, and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•                  Non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;

•                  Contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and

•                  Amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

Adjusted Net Income and Adjusted Net Income Per Share do not purport to be an alternative to net income (loss) or cash flows from operating activities. The terms Adjusted Net Income and Adjusted Net Income Per Share are not defined under GAAP, and Adjusted Net Income and Adjusted Net Income Per Share are not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted Net Income and Adjusted Net Income Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•                  Adjusted Net Income and Adjusted Net Income Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  Adjusted Net Income and Adjusted Net Income Per Share do not reflect changes in, or cash requirements for, working capital needs; and

•                  Other companies in the financial services industry may calculate Adjusted Net Income and Adjusted Net Income Per Share differently than we do, limiting its usefulness as a comparative measure.

In addition, Adjusted Net Income and Adjusted Net Income Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income and Adjusted Net Income Per Share as supplemental information.

Set forth below is a reconciliation of historical net loss to Adjusted Net Income and Adjusted Net Income Per Share for the three and six months ended June 30, 2017 and 2018 and a reconciliation of pro forma net loss to pro forma Adjusted Net Income and pro forma Adjusted Net Income Per Share for the six months ended June 30, 2018:

	Focus Financial Partners, LLC				Focus Financial Partners Inc.
	Three Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018	2018 Pro Forma
	(dollars in thousands, except share and per share data)
Net loss	$(5,239)	$(7,656)	$(788)	$(19,710)	$(36,839)
Income tax expense	282	746	724	1,922	1,212
Amortization of debt financing costs	691	929	1,382	1,888	1,896
Intangible amortization	14,292	22,290	27,490	41,784	41,784
Non-cash equity compensation expense	1,856	3,701	3,779	7,555	26,124
Non-cash changes in fair value of estimated contingent consideration	2,175	11,944	2,097	18,315	18,315
Gain on sale of investment	—	—	—	(5,509)	(5,509)
Loss on extinguishment of borrowings	—	—	—	14,011	21,127
Delayed offering cost expense	9,840	—	9,840	—	—
Other one time transaction expenses	—	—	—	—	5,926
Subtotal	$23,897	$31,954	$44,524	$60,256	$74,036
Income tax expense (27%) (1)	(6,452)	(8,628)	(12,021)	(16,269)	(19,990)
Tax Adjustments (1)	3,644	5,686	6,930	10,481	10,481
Adjusted Net Income	$21,089	$29,012	$39,433	$54,468	$64,527

Adjusted Shares Outstanding (2)	71,843,916	71,843,916	71,843,916	71,843,916	71,843,916
Adjusted Net Income per share	$0.29	$0.40	$0.55	$0.76	$0.90

(1)         For historical periods ended prior to the closing of the IPO and the consummation of the related transactions on July 30, 2018, these adjustments are being made for comparative purposes only.

(2)         For historical periods ended prior to the closing of the IPO and the consummation of the related transactions on July 30, 2018, the Adjusted Shares Outstanding are deemed to be outstanding for comparative purposes only.